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                                                               EXHIBIT 24(b)(10)

                               SULLIVAN & CROMWELL
                                125 Broad Street
                            New York, New York 10004



                                                March 24, 1992

Seligman International Fund Series, Inc.
130 Liberty Street
New York, New York  10006

Dear Sirs:

            In connection with the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File No. 33-44186) of Seligman International Fund Series, Inc., a Maryland corporation (the "Company"), which you expect to file under the Securities Act of 1933, as amended (the "Securities Act"), with respect to shares of Capital Stock, par value $.001 per share, of the class designated as the Company's Seligman International Fund Class (the "Shares"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

            Upon the basis of such examination, we advise you that, in our opinion, the Shares have been duly authorized to the extent of 50,000,000 Shares and, when the Registration Statement referred to above has become effective under the Securities Act and the Shares have been issued and sold (a) for at least the par value thereof, (b) so as not to exceed the then authorized number of Shares and (c) in accordance with the Company's Articles of Incorporation, as amended, and as authorized by the Board of Directors of the Company, the Shares will be validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

            Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
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Seligman International Fund Series, Inc.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                Very truly yours,

                                                /s/Sullivan & Cromwell